Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-123263)

•	Registration Statement (Form S-8 No. 333-146794)

•	Registration Statement (Form S-8 No. 333-182584)

•	Registration Statement (Form S-8 No. 333-212948)

•	Registration Statement (Form S-8 No. 333-169293)

•	Registration Statement (Form S-8 No. 333-219608)

of our report dated March 15, 2019, with respect to the combined financial statements of E Commerce Group Products Inc. appearing in this current report on Form 8-K/A of ACI Worldwide, Inc. dated July 19, 2019.

/s/ Ernst & Young LLP

Denver, Colorado

July 19, 2019

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